Exhibit 99.1

PRESS RELEASE

INTERCONTINENTALEXCHANGE REPORTS RECORD 2012 EARNINGS AND REVENUES; NET
INCOME ATTRIBUTABLE TO ICE UP 8% to $552 MILLION ON REVENUES OF $1.36 BILLION;
4Q12 Adjusted Diluted EPS of $1.84, up 5% on $323 Million in Revenues

Atlanta, February 6, 2013 – IntercontinentalExchange (NYSE: ICE), a leading operator of global markets and clearing houses, today reported financial results for fourth quarter and full year 2012. Consolidated net income attributable to ICE for the quarter grew 2% to $129 million on consolidated revenues of $323 million, down 1% compared to the prior fourth quarter. Diluted earnings per share (EPS) in the quarter increased 2% to $1.76.

For the fourth quarters ended December 31, 2012 and 2011, certain items were included in ICE's operating results that are not indicative of our core business performance, including transaction costs related to ICE’s proposed acquisition of NYSE Euronext. Excluding these items, fourth quarter 2012 adjusted net income attributable to ICE increased 5% to $135 million and adjusted diluted EPS grew 5% to $1.84. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on adjusted net income attributable to ICE and adjusted diluted EPS.

For the year ended December 31, 2012, ICE reported a 3% increase over 2011 in consolidated revenues to $1.36 billion, the ninth consecutive year of record revenues. Consolidated 2012 net income attributable to ICE rose 8% to a record $552 million, and diluted EPS increased 9% to $7.52 for the year. Consolidated cash flow from operations grew 3% to a record $733 million in 2012.

ICE Chairman and CEO Jeffrey C. Sprecher said: “We made tremendous strides operationally and strategically in 2012, again delivering on industry requirements amid continued regulatory change, including helping to bring greater regulatory certainty to our customers and markets. At the same time, we delivered record financial results and growth on top of growth, while investing to position our company for the many opportunities ahead. I want to thank and recognize our team for their continued leadership in serving our customers and driving results for our shareholders.”

Scott Hill, ICE SVP and CFO said: "As the needs of our customers evolve, they increasingly rely upon our markets to manage risk and comply with regulatory requirements.  We are expanding our services to meet their needs while also investing prudently for best in class growth and returns.  As we look to 2013, we continue our strong commitment to growth and innovation."

Fourth Quarter 2012 Results

Fourth quarter 2012 consolidated revenues were $323 million, a 1% decline from the prior fourth quarter. Transaction and clearing fee revenues totaled $277 million in the fourth quarter of 2012, down 4% compared to the same period of 2011. Average daily volume (ADV) in ICE's futures business was 3.1 million contracts, down 1% from the fourth quarter of 2011(1). Revenues from ICE's credit default swap (CDS) trade execution, processing and clearing business were $36 million in the quarter, down 14% from the fourth quarter of 2011, and included $19 million in CDS clearing revenues.

Consolidated market data revenues increased 14% from the fourth quarter of 2011 to $37 million, and consolidated other revenues were $9 million.

Consolidated operating expenses were $131 million in the fourth quarter, down 1% from the prior fourth quarter. Consolidated operating income was slightly down from the fourth quarter of 2011 at $192 million. Operating margin was 59%, and the effective tax rate for the quarter was 28%.

Full-Year 2012 Results

For the year ended December 31, 2012, consolidated revenues increased 3% to $1.36 billion. Consolidated transaction and clearing fee revenues totaled $1.19 billion in 2012, up 1% year-over-year.  Futures volume and ADV for the year grew 10% to 847 million contracts and 3.4 million contracts, respectively (1). ICE Futures Europe established its fifteenth consecutive annual volume record. ICE Futures Canada also established a new volume record. ICE Brent crude futures volume reached a record in 2012 and became the world’s largest crude oil futures contract in terms of ADV.

Revenues from ICE's CDS execution and clearing businesses totaled $144 million, comprised of $78 million from Creditex and $66 million from global CDS clearing. Through February 1, 2013, ICE's CDS clearing houses have cleared $37 trillion in gross notional value, including more than $10 trillion cleared during 2012.

Consolidated market data revenues increased 17% to a record $147 million in 2012.

Consolidated operating expenses were flat at $536 million in 2012.  Consolidated operating income grew 4% to $827 million. Operating margin rose to 61% for 2012 from 60% in 2011. 2012 diluted EPS increased 9% over 2011 to $7.52.

The effective tax rates for 2012 and 2011 were 29% and 31%, respectively.

Consolidated cash flow from operations grew 3% to $733 million. Capital expenditures were $32 million in 2012, and capitalized software development costs were $35 million.

Unrestricted cash and cash equivalents were $1.61 billion as of December 31, 2012. At the end of 2012, ICE had $1.13 billion in outstanding debt.

Expense Guidance and Additional Information

●	ICE expects 2013 adjusted consolidated expenses to increase in the range of 3% to 5% from 2012 adjusted consolidated expenses.

●
ICE expects acquisition-related transaction costs for 1Q13 in the range of $10 million to $12 million, primarily relating to the NYSE Euronext transaction, which will be excluded from non-GAAP results.

●	ICE expects 2013 operational capital expenditures and capitalized software development costs to be in the range of $60 million to $70 million.

●
In addition, ICE expects to make $20 million to $30 million in capital expenditures related to real estate costs due to consolidating multiple locations in New York. ICE expects duplicate rent expenses and lease termination costs in the range of $4 million to $5 million in both 1Q13 and 2Q13, which will be excluded from non-GAAP results.

●	ICE expects depreciation and amortization expense for 2013 in the range of $135 million to $140 million.

●	ICE expects quarterly interest expense for 2013 to be in the range of $9 million to $10 million.

●	ICE's consolidated tax rate is expected to be in the range of 27% to 30% for 2013.

●
ICE's diluted share count for the first quarter of 2013 is expected to be in the range of 72.6 million to 73.8 million weighted average shares outstanding, and the diluted share count for fiscal year 2013 is expected to be in the range of 72.8 million to 74.0 million weighted average shares outstanding.

Earnings Conference Call Information

ICE will hold a conference call today, February 6, at 8:30 a.m. ET to review its full year and fourth quarter 2012 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com under About ICE/Investors & Media. Participants may also listen via telephone by dialing 877-674-6420 from the United States, or 708-290-1370 from outside the United States. Telephone participants should call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

Historical futures volume and OTC commission data can be found at: http://ir.theice.com/supplemental.cfm

(1) Volume, for the current and prior-year periods, has been adjusted to include OTC swap contracts that were transitioned to energy futures contracts on October 15, 2012.

About IntercontinentalExchange
IntercontinentalExchange (NYSE: ICE) is a leading operator of regulated exchanges and clearing houses serving the risk management needs of global markets for agricultural, credit, currency, emissions, energy and equity index products. ICE serves customers in more than 70 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, ICE, ICE and block design, ICE Futures Europe, ICE Clear Europe, ICE Clear Canada, ICE Clear US, ICE Clear Credit, ICE Futures U.S., and ICE OTC. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml

Forward-Looking Statements
This press release may contain "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding IntercontinentalExchange's business that are not historical facts are forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. These statements are not guarantees of future performance and actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement. The factors that might affect our performance include, but are not limited to: our business environment and industry trends; conditions in global financial markets; domestic and international economic conditions; volatility in commodity prices and price volatility of financial contracts such as equity indexes and foreign exchange; our ability to complete the acquisition of NYSE Euronext and to do so in a timely manner, realize the anticipated benefits within the expected time frame, and efficiently integrate NYSE Euronext’s operations; changes in laws and regulations; increasing competition and consolidation in our industry; our ability to identify and effectively pursue acquisitions and strategic alliances and successfully integrate the companies we acquire on a cost-effective basis; the success of our clearing houses and our ability to minimize the risks associated with operating multiple clearing houses in multiple jurisdictions; technological developments, including ensuring that the technology we utilize is not vulnerable to security risks; the accuracy of our cost estimates and expectations, including, without limitation, those set forth in this press release under "Guidance and Additional Information"; our belief that cash flows will be sufficient to service our debt and fund our working capital needs and capital expenditures for the foreseeable future; our ability to develop new products and services on a timely and cost-effective basis; leveraging our risk management capabilities; maintaining existing market participants and attracting new ones; protecting our intellectual property rights; not violating the intellectual property rights of others; potential adverse litigation results; our belief in our electronic platform and disaster recovery system technologies; and identification of trends and how they will impact our business. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's most recent Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 6, 2013. These filings are also available in the Investors & Media section of our website.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with its proposed acquisition of NYSE Euronext, ICE has filed with the SEC a registration statement on Form S−4, which includes a preliminary joint proxy statement/prospectus with respect to the proposed transaction. The final joint proxy statement/prospectus will be delivered to the stockholders of ICE and NYSE Euronext. INVESTORS AND SECURITY HOLDERS OF BOTH ICE AND NYSE EURONEXT ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY, INCLUDING ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING ICE, NYSE EURONEXT AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about ICE and NYSE Euronext, without charge, at the SEC’s website at http://www.sec.gov. Investors may also obtain these documents, without charge, from ICE’s website at http://www.theice.com and from NYSE Euronext’s website at http://www.nyx.com.

PARTICIPANTS IN THE MERGER SOLICITATION

ICE, NYSE Euronext and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transactions described in the Agreement and Plan of Merger, dated as of December 20, 2012, by and among ICE, NYSE Euronext and Baseball Merger Sub LLC.  You can find information about ICE and ICE’s directors and executive officers in ICE’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 6, 2013, and ICE’s proxy statement for its 2012 annual meeting of stockholders, as filed with the SEC on March 30, 2012.  You can find information about NYSE Euronext and NYSE Euronext’s directors and executive officers in NYSE Euronext’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 29, 2012, and NYSE Euronext’s proxy statement for its 2012 annual meeting of stockholders, filed with the SEC on March 26, 2012.  Additional information about the interests of potential participants is included in the joint proxy statement/prospectus, and the other relevant documents filed by ICE and NYSE Euronext with the SEC.

Consolidated Statements of Income
(In thousands, except per share amounts)

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
Revenues:			(Unaudited)
Transaction and clearing fees, net	$1,185,195	$1,176,367	$277,138	$287,307
Market data fees	146,789	124,956	37,285	32,625
Other	30,981	26,168	8,948	7,283
Total revenues	1,362,965	1,327,491	323,371	327,215

Operating expenses:
Compensation and benefits	251,152	250,601	56,556	62,650
Technology and communication	45,764	47,875	11,229	11,989
Professional services	33,145	34,831	7,404	9,861
Rent and occupancy	19,329	19,066	4,785	5,138
Acquisition-related transaction costs	19,359	15,624	9,365	864
Selling, general and administrative	36,699	34,180	8,119	8,716
Depreciation and amortization	130,502	132,252	33,547	33,189
Total operating expenses	535,950	534,429	131,005	132,407
Operating income	827,015	793,062	192,366	194,808
Other income (expense):
Interest and investment income	1,626	2,489	612	270
Interest expense	(38,902)	(34,533)	(9,790)	(10,910)
Other income (expense), net	(47)	(1,009)	206	(190)
Total other expense, net	(37,323)	(33,053)	(8,972)	(10,830)
Income before income taxes	789,692	760,009	183,394	183,978
Income tax expense	227,955	238,268	50,841	53,711
Net income	$561,737	$521,741	$132,553	$130,267
Net income attributable to noncontrolling interest	(10,161)	(12,068)	(3,081)	(3,494)
Net income attributable to IntercontinentalExchange, Inc.	$551,576	$509,673	$129,472	$126,773

Earnings per share attributable to IntercontinentalExchange, Inc. common shareholders:
Basic	$7.59	$6.97	$1.78	$1.75
Diluted	$7.52	$6.90	$1.76	$1.73
Weighted average common shares outstanding:
Basic	72,712	73,145	72,662	72,582
Diluted	73,366	73,895	73,449	73,414

Consolidated Balance Sheets
(In thousands)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,612,195	$822,949
Short-term restricted cash	86,823	52,982
Customer accounts receivable, net	127,260	136,331
Margin deposits and guaranty funds	31,882,493	31,555,831
Prepaid expenses and other current assets	41,316	37,298

Total current assets	33,750,087	32,605,391

Property and equipment, net	143,392	130,962

Other noncurrent assets:
Goodwill	1,937,977	1,902,984
Other intangible assets, net	798,960	854,374
Long-term restricted cash	162,867	164,496
Long-term investments	391,345	451,136
Other noncurrent assets	30,214	38,521

Total other noncurrent assets	3,321,363	3,411,511

Total assets	$37,214,842	$36,147,864

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$70,206	$65,964
Accrued salaries and benefits	55,008	58,248
Current portion of licensing agreement	19,249	19,249
Current portion of long-term debt	163,000	50,000
Income taxes payable	29,284	22,614
Margin deposits and guaranty funds	31,882,493	31,555,831
Other current liabilities	26,457	28,408

Total current liabilities	32,245,697	31,800,314

Noncurrent liabilities:
Noncurrent deferred tax liability, net	216,141	235,889
Long-term debt	969,500	837,500
Noncurrent portion of licensing agreement	63,739	80,084
Other noncurrent liabilities	43,207	31,736

Total noncurrent liabilities	1,292,587	1,185,209

Total liabilities	33,538,284	32,985,523

EQUITY
IntercontinentalExchange, Inc. shareholders’ equity:
Common stock	799	792
Treasury stock, at cost	(716,815)	(644,291)
Additional paid-in capital	1,903,312	1,829,181
Retained earnings	2,508,672	1,957,096
Accumulated other comprehensive loss	(52,591)	(21,253)

Total IntercontinentalExchange, Inc. shareholders’ equity	3,643,377	3,121,525
Noncontrolling interest in consolidated subsidiaries	33,181	40,816

Total equity	3,676,558	3,162,341

Total liabilities and equity	$37,214,842	$36,147,864

Non-GAAP Financial Measures and Reconciliation

Below we provide adjusted net income attributable to ICE and adjusted earnings per share attributable to ICE common shareholders as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our U.S. generally accepted accounting principles, or GAAP, results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We strongly recommend that investors review the GAAP financial measures included in our Annual Report on Form 10-K, including our consolidated financial statements and the notes thereto.

Adjusted net income attributable to ICE for the periods presented below is calculated by adding net income attributable to ICE, the adjustments described below, and the related income tax effect. The adjustments to net income attributable to ICE, including the transaction costs ICE has incurred in connection with the proposed acquisition of NYSE Euronext, are not reflective of our core business performance. For the year and three months ended December 31, 2011, we included all acquisition-related transaction costs as non-GAAP adjustments. We now include acquisition-related transaction costs as part of our core business expenses, except for those that are directly related to the announcement, closing, financing or termination of a transaction. However, we are including all of the acquisition-related transaction costs relating to our current acquisition of NYSE Euronext as non-GAAP adjustments given the size of the deal. The following table reconciles net income attributable to ICE to adjusted net income attributable to ICE and calculates adjusted earnings per share attributable to ICE common shareholders for the periods presented below:

	Year Ended	Year Ended	Three Months	Three Months
	December 31,	December 31,	Ended	Ended
	2012	2011	December 31, 2012	December 31, 2011
	(In thousands, except per share amounts)

Net income attributable to ICE	$551,576	$509,673	$129,472	$126,773
Add: Costs expensed related to the Credit Facilities	—	2,634	—	2,634
Add: NYSE Euronext transaction costs and banker fees related to other transactions	9,174	4,250	9,174	—
Less: Income tax benefit effect related to the items above	(3,497)	(919)	(3,497)	(919)
Adjusted net income attributable to ICE.	$557,253	$515,638	$135,149	$128,488
Earnings per share attributable to ICE common shareholders:
Basic	$7.59	$6.97	$1.78	$1.75
Diluted	$7.52	$6.90	$1.76	$1.73
Adjusted earnings per share attributable to ICE common shareholders:
Adjusted basic	$7.66	$7.05	$1.86	$1.77
Adjusted diluted	$7.60	$6.98	$1.84	$1.75
Weighted average common shares
outstanding:
Basic	72,712	73,145	72,662	72,582
Diluted	73,366	73,895	73,449	73,414

ICE-CORP

Media Contact:

Brookly McLaughlin, Communications Director
+1 312 836 6728
brookly.mclaughlin@theice.com

Claire Miller, Communications Director
+44 20 7065 7745
claire.miller@theice.com

Investor Contact:

Kelly Loeffler, VP Investor Relations & Corp. Communications
+1 770 857 4726
kelly.loeffler@theice.com

Melanie Skijus, Director of Investor Relations
+ 1 770-857-2532
Melanie.skijus@theice.com